UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 4)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

VIATRIS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania , 15317

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 19, 2020, Viatris Inc. (“Viatris” or the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that, among other things, on November 16, 2020, Viatris announced a significant global restructuring program. On December 11, 2020, Viatris filed a Form 8-K/A announcing additional details with respect to this global restructuring program, including that it had identified five impacted sites, and providing the expected pre-tax charges and potential annual savings relating to committed restructuring activities involving those sites. Since December 11, 2020, Viatris has identified and finalized plans to close, downsize or divest an additional eight manufacturing facilities (beyond the five sites identified in the prior Form 8-K/A) and has committed to workforce actions impacting these sites and commercial and enabling functions.

For all committed restructuring activities under the global restructuring program to date, the Company now expects to incur aggregate pre-tax charges ranging between $1.1 billion and $1.4 billion. Such charges are expected to include between $350 million and $450 million of non-cash charges mainly related to accelerated depreciation and asset impairment charges, including inventory write-offs. The remaining estimated cash costs of between $750 million and $950 million are expected to be primarily related to severance and employee benefits expense, as well as other costs, including those related to contract terminations and decommissioning costs. In addition, management believes the potential aggregate annual savings related to all committed restructuring activities to be between $700 million and $900 million once fully implemented, with most of these savings expected to improve operating cash flow. The committed restructuring actions are expected to be implemented through 2024. The successful implementation of the restructuring activities under the global restructuring program are subject to many factors, risks and uncertainties and so the actual results may vary materially from the above-described estimates.

Forward-Looking Statements

This report includes forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, that for all committed restructuring activities under the global restructuring program to date, the Company now expects to incur aggregate pre-tax charges ranging between $1.1 billion and $1.4 billion; that such charges are expected to include between $350 million and $450 million of non-cash charges mainly related to accelerated depreciation and asset impairment charges, including inventory write-offs; that the remaining estimated cash costs of between $750 million and $950 million are expected to be primarily related to severance and employee benefits expense, as well as other costs, including those related to contract terminations and decommissioning costs; that management believes the potential aggregate annual savings related to all committed restructuring activities to be between $700 million and $900 million once fully implemented, with most of these savings expected to improve operating cash flow; that the committed restructuring actions are expected to be implemented through 2024; and that the successful implementation of the restructuring activities under the global restructuring program are subject to many factors, risks and uncertainties and so the actual results may vary materially from the above-described estimates. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; the integration of Mylan and Pfizer Inc.’s Upjohn business (the “Upjohn Business”) being more difficult, time consuming or costly than expected; the possibility that Viatris may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the transaction pursuant to which Mylan combined with the Upjohn Business in a Reverse Morris Trust transaction (the “Combination”) and Upjohn Inc. (“Upjohn”) became the parent entity of the combined Upjohn Business and Mylan business and was renamed Viatris effective as of the closing of the Combination within the expected timeframe or at all or to successfully integrate Mylan and the Upjohn Business; uncertainties and matters beyond the control of management; and the other risks detailed in Viatris’ (and, prior to the closing of the Combination, Upjohn’s) filings with the Securities and Exchange Commission. Viatris undertakes no obligation to update these statements for revisions or changes after the date of this release other than as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATRIS INC.

By:	/s/ Sanjeev Narula
Sanjeev Narula
Chief Financial Officer

Date: February 25, 2021